CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the use of our report dated December 16, 2002 for TANAKA Growth Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 5 to TANAKA Growth Funds' Registration Statement on Form N-1A (file No. 333-47207), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Accountants" in the Statement of Additional Information of the Fund.


                /s/

McCurdy & Associates CPA's, Inc.
Westlake, Ohio

March 26, 2003



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